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                                                                   Exhibit 10.17

C L I F F O R D                                   LIMITED LIABILITY PARTNERSHIP
C H A N C E                                                      CONFORMED COPY








                       PTC INTERNATIONAL FINANCE II S.A.

                                      and

                    PTC INTERNATIONAL FINANCE (HOLDING) B.V.


                    ----------------------------------------
                              ONLENDING AGREEMENT
                    ----------------------------------------
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                                    CONTENTS

CLAUSE                                                                      PAGE
1.  Definitions And Interpretation.............................................1
2.  The Facility...............................................................2
3.  Purpose....................................................................2
4.  Fee........................................................................2
5.  Interest...................................................................3
6.  Computation................................................................3
7.  Repayment..................................................................3
8.  Other Payments And Indemnities.............................................3
9.  Taxes......................................................................3
10. Guarantee..................................................................3
11. Collection Agent...........................................................4
12. Assignments And Transfers..................................................4
13. Remedies And Waivers, Partial Invalidity...................................4
14. Notices....................................................................4
15. Law And Jurisdiction.......................................................4
16. Counterparts...............................................................5






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THIS AGREEMENT is made on 8 May 2001



BETWEEN

(1)  PTC INTERNATIONAL FINANCE II S.A. ("SA"); And

(2)  PTC INTERNATIONAL FINANCE (HOLDING) B.V. ("BV").



RECITALS

(A) A wholly owned subsidiary of BV, SA, a company with limited liability incorporated under the laws of Luxembourg, has authorised the issue of the Notes (as defined below).

(B) SA wishes to onlend the net proceeds of the issue of the Notes to BV on the terms and conditions set out in this Agreement.



IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms have the meanings given to them in this Clause 1.1.

     "ADVANCE" has the meaning specified in Clause 2;

     "EUR" and "EURO" means the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union (signed in Maastricht on 7 February 1992);

     "INDENTURE" means the indenture dated 8 May 2001 between SA, PTC and State Street Bank and Trust Company relating to the issue of the Notes;

     "ISSUE OBLIGATIONS" means all of the payment obligations of SA under the Relevant Documents which obligations relate to the issue of the Notes, including those in respect of the payment of:

     (a) the principal amount of the Notes, whether upon redemption, repurchase or acceleration or at final state of maturity;

     (b) interest thereon (including any default interest expressed to be payable under the Notes and the Indenture and the Special Interest expressed to be payable under the Notes);

     (c)  all Additional Amounts; and

     (d) all and any premiums or penalties payable by SA in respect of any amount under or pursuant to the Relevant Documents;


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     "FEE" means the fee specified in Clause 4.1;

     "INTEREST PAYMENT DATE" means each date on which interest is payable in respect of the Notes to the holders thereof in accordance with the Relevant Documents;

     "ISSUE DATE" means 8 May 2001;

     "NOTES" means the Notes issued pursuant to the Relevant Documents;

     "PTC" means Polska Telefonia Cyfrowa Sp. z o.o.;

     "PTC GUARANTEE" means a guarantee given by PTC in relation to the Issue Obligations under the Indenture;

     "PURCHASE AGREEMENT" means the Purchase Agreement dated 2 May 2001 between SA, Deutsche Bank A.G., London branch and Dresdner Bank A.G., London;

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated 8 May 2001 between SA, Deutsche Bank A.G., London branch and Dresdner Bank A.G., London;

     "RELEVANT DOCUMENTS" means the Notes, the Indenture, the Purchase Agreement and the Registration Rights Agreements; and

     "REPAYMENT DATE" means each date on which all or any of the Notes mature and fall due for payment in accordance with the Relevant Documents.

1.2 Terms not otherwise defined herein have the meanings ascribed to them in the Indenture.

1.3  Clause headings are for ease of reference only.

2.   THE FACILITY

     SA and BV hereby agree that on or promptly after the Issue Date an amount equal to the face value of the Notes, being the amount of EUR 200,000,000 (the "ADVANCE") shall be made by SA to BV hereunder.

3.   PURPOSE

     BV shall, immediately on receipt of the same from SA, on-lend the balance of the proceeds of the Advance to PTC.

4.   FEE

4.1 Unless SA and BV shall otherwise agree, a fee (the "FEE") shall be paid by BV to SA for the provision of financing services under this Agreement in an amount of EUR 67,000 per annum (or such other amount as may be agreed between SA and BV).

4.2 SA may reimburse to BV at any time such portion of the Fee as SA may determine at its sole discretion.

4.3 The Fee accruing pursuant to Clause 4.1 shall be paid annually or semi-annually, in each case on an Interest Payment Date, or as otherwise agreed between SA and BV.

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5.   INTEREST

5.1 Interest shall accrue on the Advance at the rate of 10.875% per annum (or such other rate per annum as may be agreed between SA and BV).

5.2  Accrued interest shall be paid by BV to SA on each Interest Payment Date.

6.   COMPUTATION

     Interest payable under Clause 5 and the Fee payable under Clause 4 shall each be computed on the basis of a 360-day year of twelve 30-day months.

7.   REPAYMENT

7.1 BV shall repay the Advance by repaying on each Repayment Date an amount equal to such amount of the Notes as matures and is repayable on such date.

7.2 The outstanding principal amount (if any) of the Advance shall be repaid in full on 1 May 2008.

8.   OTHER PAYMENTS AND INDEMNITIES

8.1 BV shall, upon demand of SA, pay to SA an amount equal to, or reimburse SA for, and/or indemnify SA for and against, all and any amounts of operational costs and expenses payable, paid or incurred by SA.

8.2 BV shall, upon demand of SA, pay to SA an amount equal to, or reimburse SA for, and/or indemnify SA for and against, all and any amounts of taxes, duties and other impositions payable or paid by SA and any costs and expenses payable, paid or incurred by SA pursuant to, or in connection with, any of the Relevant Documents and any of the documents related thereto and the transactions contemplated therein.

9.   SUBORDINATION

     Amounts payable by BV hereunder shall be subordinated to BV's obligations in respect of the Senior Debt of PTC to the same extent as (a) SA's obligations under the Notes and the Relevant Documents and (b) the PTC Guarantee.

10.  TAXES

     All payments to be made by BV hereunder shall be made free and clear of and without deduction for or on account of tax unless BV is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by BV in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, SA receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

11.  GUARANTEE

     To the extent that PTC makes any payment under the PTC Guarantee, such payment will discharge pro tanto the obligations of BV hereunder in respect of the Issue Obligations


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     and BV will be under no obligation to make payment hereunder of an equivalent amount in respect thereof.

12.  COLLECTION AGENT

     SA may at any time appoint a financial institution acceptable to SA and BV to act as its collection agent for the purpose of collecting on its behalf all payments made or to be made by BV to SA hereunder. In the event that SA wishes to appoint a collection agent as aforesaid, it shall enter into a collection agency agreement with such collection agent in form and substance acceptable to it, BV and such collection agent.

13.  ASSIGNMENTS AND TRANSFERS

13.1 This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and assigns.

13.2 SA may at any time assign all or any of its rights, benefits or obligations hereunder to any other party.

14.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

14.1 No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14.2 Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party or parties shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto.

15.  NOTICES

15.1 Each notice, request, demand or other communication to be given or made under this Agreement shall be in writing by letter or fax, addressed to the relevant party at its registered office for the time being or at such other address as it may from time to time notify to the other party for this purpose.

15.2 Any notice, request, demand or other communication to be given or made to either party shall be deemed made or received (a) when confirmation of successful transmission thereof is received by the sender (if given or made by fax) or (b) when left at the address mentioned above or (c) three days after posting addressed as required above (if given or made by letter).

16.  LAW AND JURISDICTION

16.1 This Agreement is governed by, and shall be construed in accordance with, the laws of the Netherlands.

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16.2 The District Court (Arrondissementsrechtbank) of Amsterdam, Netherlands
     (and any appellate court therefrom) shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. This submission is made for the benefit of SA and shall not affect its right to take proceedings in any other court of competent jurisdiction.

17.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.



IN WITNESS WHEREOF the hands of the duly authorised representatives of the parties hereto on the day and year first before written.



PTC INTERNATIONAL FINANCE II S.A.

By: /s/ Josee Weydert        /s/ Stephanie Pautot Martinache

Name: Josee Weydert / Stephanie Pautot Martinache

Title: Attorneys at Law


PTC INTERNATIONAL FINANCE (HOLDING) B.V.

By:

Name: Nanno van der Werff / Alexander de Vreeze (as proxy holders for ABN AMRO
      Trust Company (Nederland) B.V.)

Title: Managing Director



For the purposes of Article 1 of the Protocol annexed to the Convention on the Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters, signed in Brussels on 27 September 1968, and without prejudice to the foregoing execution of this Agreement by the parties hereto, PTC International Finance II S.A. expressly and specifically confirms its agreement to the provisions of Clause 16 (Law and Jurisdiction) of this Agreement.


PTC INTERNATIONAL FINANCE II S.A.


By: /s/ Josee Weydert        /s/ Stephanie Pautot Martinache

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Name: Josee Weydert / Stephanie Pautot Martinache

Title: Attorneys at Law


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